Filed Pursuant to Rule 424(b)(5)
Registration No. 333-266346

PROSPECTUS SUPPLEMENT
(To prospectus dated August 5, 2022)

625,000 Ordinary Shares

Eltek Ltd.

We are offering 625,000 ordinary shares under this prospectus supplement and the accompanying prospectus. Each ordinary share is being sold at a public offering price of $16.00 per share.

Our ordinary shares are listed on the Nasdaq Capital Market, or Nasdaq under the symbol “ELTK.” The last reported sale price of our ordinary shares on Nasdaq on February 12, 2024 was $22.40 per share.

The aggregate market value of our outstanding ordinary shares held by non-affiliates as of the date of this prospectus supplement was approximately $58,409,747, based on 6,068,648 ordinary shares outstanding, 2,607,578 of which were held by non-affiliates, and a per share price of $22.40 based on the closing sale price of our ordinary shares on February 12, 2024. During the twelve calendar months prior to and including the date hereof, we did not sell any securities pursuant to General Instruction I.B.5. of Form F-3.

Investing in our securities involves a high degree of risk. You should read this prospectus supplement and the accompanying prospectus as well as the information incorporated herein and therein by reference carefully before you make your investment decision. See “Risk Factors” beginning on page S-5 of this prospectus supplement and on page 12 of the accompanying prospectus.

Neither the U.S. Securities and Exchange Commission, the Israel Securities Authority nor any state or other foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Offering price	$16.00	$10,000,000
Underwriting discounts and commissions (1)	$0.96	$600,000
Proceeds, before expenses, to us	$15.04	$9,400,000

(1)	We have also agreed to reimburse the underwriter legal fees and expenses in the amount of up to $75,000. See the section entitled “Underwriting”.

The underwriters expect to deliver the shares to purchasers on or about February 15, 2024.

ThinkEquity

The date of this prospectus supplement is February 12, 2024

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 (File No. 333-266346) that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This document is in two parts. The first part is the prospectus supplement, including the documents incorporated herein by reference, which describes the specific terms of this offering. The second part is the accompanying prospectus, including the documents incorporated therein by reference, which provides more general information about securities we may offer from time to time, some of which may not apply to this offering. We urge you to carefully read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add or update information contained in the prospectus and the documents incorporated by reference therein. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein that were filed before the date of this prospectus supplement, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein. If any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in the accompanying prospectus - the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, or contained in any free writing prospectus prepared by us or on our behalf. We have not, and the placement agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The distribution of this prospectus supplement and sale of these securities in certain jurisdictions may be restricted by law. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Persons in possession of this prospectus supplement or the accompanying prospectus are required to inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus are not, and under no circumstances are to be construed as, an advertisement or a public offering of securities in Israel. Any public offer or sale of securities in Israel may be made only in accordance with the Israeli Securities Law, 5728-1968, or the Securities Law (which requires, among other things, the filing of a prospectus in Israel or an exemption therefrom). The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or when any sale of our securities occurs. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, in their entirety, before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement incorporates by reference market data and certain industry data and forecasts that were obtained from market research databases, consultant surveys commissioned by us, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys commissioned by us and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this annual report, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” in this prospectus supplement, and under similar headings in the other documents that are incorporated herein by reference.

Certain figures included in this prospectus supplement have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

As used herein, and unless the context suggests otherwise, the terms “Eltek,” “we,” “us,” “our,” “our company” and “the company” refer to Eltek Ltd. and its consolidated subsidiaries. References to “dollar” and “$” are to U.S. dollars, the lawful currency of the United States, and references to “NIS” are to New Israeli Shekels, the lawful currency of the State of Israel. References to our “ordinary shares” or “shares” refer to our ordinary shares, nominal value NIS 3.00 per share. References to our “2022 annual report” refer to our Annual Report on Form 20-F for the year ended December 31, 2022, which we filed with the SEC on March 23, 2023, and as amended on March 29, 2023.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the information incorporated by reference, contains statements that are forward-looking statements about our expectations, beliefs or intentions regarding, among other things, our product development efforts, business, financial condition, results of operations, strategies, plans and prospects. In addition, from time to time, we or our representatives have made or may make forward-looking statements, orally or in writing.

Forward-looking statements can be identified based on our use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should,” “anticipate,” “could,” “might,” “seek,” “target,” “will,” “project,” “forecast,” “continue” or their negatives or variations of these words or other comparable words, or by the fact that these statements do not relate strictly to historical matters. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements.

We believe that our forward-looking statements are reasonable; however, these statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors (including those identified above) that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We describe and/or refer to many of these risks in greater detail under the caption “Item 3. Key Information- D. Risk Factors” in our 2022 annual report and other documents incorporated by reference herein.

All forward-looking statements contained in any of the foregoing documents speak only as of the date of such documents and are expressly qualified in their entirety by the cautionary statements contained within the “Risk Factors” section of those documents (or documents incorporated by reference therein). We do not undertake to update or revise forward-looking statements to reflect events or circumstances that arise after the date on which such statements are made or to reflect the occurrence of unanticipated events, except as required by law. In evaluating forward-looking statements, you should consider these risks and uncertainties and not place undue reliance on our forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to:

•	need for additional capital to fund our operations and our inability to obtain additional capital on acceptable terms, or at all;

•	the impact of the war and hostilities between Israel and Hamas and Israel and Hezbollah;

•	dependency on one-of-a-kind machinery that may malfunction and may not be easily replaced;

•	competition in the printed circuit boards (“PCB”) market;

•	rapid changes in the Israeli and international electronics industries and recessionary pressures;

•	the impact of the political and security situation in Israel on our business;

•	risks related to pandemics;

•	our dependence upon a select number of suppliers for timely delivery of key raw materials;

•	claims and litigation relating to environmental matters;

•	damage to our manufacturing facilities due to fire, natural disaster, or other events;

•	information technology system failures or breaches of our network security;

•	our reliance on key members of our management team; and

•	our expected use of proceeds from this offering.

We believe these forward-looking statements are reasonable; however, these statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. Given these uncertainties, you should not rely upon forward-looking statements as predictions of future events.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This summary is not complete and does not contain all of the information you should consider before deciding whether to invest in our ordinary shares. You should read the entire prospectus supplement and the accompanying prospectus carefully, including “Risk Factors” on page S-5 and in the accompanying prospectus on page 5, and the information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Our Company

 We were incorporated under the laws of the State of Israel on January 1, 1970. We are a public limited liability company under the Israeli Companies Law, and operate under that law and associated legislation.

We manufacture and supply technologically advanced custom-made circuitry solutions for use in sophisticated and compact electronic products.  We provide specialized services and are a solution provider in the PCB business, mainly in Israel, Europe, North America and Asia. PCBs are platforms that conduct an electric current among active and passive microelectronics components, microprocessors, memories, resistors and capacitors and are integral parts of the products produced by high‑technology industries.  Our focus is on short run quick-turnaround, prototype, pre-production and low to medium volume runs of high-end PCB products for high growth, advanced electronics applications, mainly flex-rigid PCBs.

We design and develop innovative manufacturing solutions pursuant to complex interconnect requirements of original equipment manufacturers, and provide our customers with a wide range of custom designed PCBs, including complex rigid, double-sided and multi-layer PCBs as well as flexible circuitry (flex and flex-rigid boards) made of several types of high-performance base material.  To complement our quick-turnaround, prototype, pre-production and low to medium volume production capability and provide our customers with single source service, we also act as an agent for the importation of PCBs from Southeast Asia when customers require high volume production runs, although such activity was not significant in recent years.

The foregoing information about us is a summary and is not intended to be comprehensive. For additional information about our business, you should refer to the information under the heading “Incorporation of Documents by Reference.” Before making an investment decision, you should read the entire prospectus supplement and accompanying prospectus, and our other filings with the SEC, including those filings incorporated herein and therein by reference, carefully, including the sections entitled “Risk Factors” and “Forward-Looking Statements.”

Corporate Information

Our registered offices and principal place of business are located at 20 Ben Zion Gelis Street, Sgoola Industrial Zone, Petach-Tikva 4927920, Israel and our telephone number is +972-3-9395025.  Our website is www.nisteceltek.com. We have included our website address in this prospectus supplement solely as an inactive textual reference. Our authorized representative in the United States is Eltek USA Inc., whose address is 85 West Combs Road, Suite 101, Sun Tan Valley, AZ 85140.

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THE OFFERING

Ordinary shares offered by us	625,000 ordinary shares

Ordinary shares outstanding immediately prior to the offering	6,068,648 ordinary shares

Ordinary shares outstanding immediately after the offering	6,693,648 ordinary shares

Use of proceeds
We currently intend to use the net proceeds from this offering to strategically invest in the expansion of our production capabilities and for general corporate purposes including, working capital. See “Use of Proceeds” on page S-9.

Risk factors
Investment in our ordinary shares involves a high degree of risk. See “Risk Factors” on page S-5 of this prospectus supplement and on page 5 of the accompanying prospectus and under similar sections in the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before making an investment decision.

Trading	Our ordinary shares are traded on Nasdaq under the symbol “ELTK.”

The number of ordinary shares that will be outstanding immediately after this offering as shown above is based on 6,068,648 shares outstanding as of February 9, 2024 (not including employee stock options exercisable into 327,201 ordinary shares).

RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. Before you decide to participate in the offering, you should carefully consider the risks and uncertainties discussed below and under the caption “Item 3. Key Information- D. Risk Factors” in our 2022 annual report, as amended, which is incorporated by reference in this prospectus supplement, as well as the risks, uncertainties and additional information described in any applicable free writing prospectus and in the other documents incorporated by reference in this prospectus supplement. For a description of those reports and documents, and information about where you can find them, please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above entitled “Forward-Looking Statements.”

Offering Related Risks

Our Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our results of operations or the market value of our ordinary shares. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our products and cause the price of our ordinary shares to decline.

Purchasers of shares of ordinary shares in this offering will experience immediate and substantial dilution in the book value of their investment.

The offering price per ordinary share in this offering is substantially higher than the net tangible book value per ordinary share before giving effect to this offering. Accordingly, if you purchase ordinary shares in this offering, you will incur immediate substantial dilution of approximately $10.79 per ordinary share, representing the difference between the offering price per ordinary share, and our pro forma as adjusted net tangible book value as of September 30, 2023. Furthermore, if outstanding options or warrants are exercised, you could experience further dilution. For a further description of the dilution that you will experience immediately after this offering, see the section in this prospectus supplement entitled “Dilution.”

You may experience future dilution as a result of future equity offerings and other issuances of our ordinary shares or other securities. In addition, this offering and future equity offerings and other issuances of our ordinary shares or other securities may adversely affect our ordinary shares.

In order to raise additional capital, we may in the future offer additional ordinary shares or other securities convertible into or exchangeable for ordinary shares at prices that may not be the same as the price per share in this offering. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional ordinary shares or securities convertible into ordinary shares in future transactions may be higher or lower than the price per share in this offering.

In addition, the sale of shares in this offering and any future sales of a substantial number of ordinary shares in the public market, or the perception that such sales may occur, could adversely affect the price of our ordinary shares. We cannot predict the effect, if any, that market sales of those ordinary shares or the availability of those ordinary shares for sale will have on the market price of our ordinary shares.

Sales of a substantial number of our ordinary shares in the public market could cause our stock price to fall.

We may issue and sell additional ordinary shares in the public markets, including during this offering. As a result, a substantial number of our ordinary shares may be sold in the public market. Sales of a substantial number of our ordinary shares in the public markets, including during this offering, or the perception that such sales could occur, could depress the market price of our ordinary shares and impair our ability to raise capital through the sale of additional equity securities.

Environmental Risks

We have in the past been, and currently are, subject to claims and litigation relating to environmental matters.  If we are found to be in violation of environmental laws, we might be liable for damages and costs of remediation and may be subject to a halt in production, which may adversely affect our business, operating results and financial condition.

We have in the past been, and currently are, subject to claims and litigation relating to environmental matters.  We may be subject to further environmental claims alleging that we are in violation of environmental laws. If we are unsuccessful in such claims and other future claims and litigations or if actual results are not consistent with our assumptions and judgments, we may be exposed to losses that could be material to our company. If we are found to be in violation of environmental laws, we could be liable, in addition to fines, for damages, costs of remedial actions and a range of potential penalties, and could also be subject to a shutdown of our factory. Such sanctions could have a material adverse effect on our business, financial condition and results of operations.

In March 2019, representatives of Israel’s Ministry of Environmental Protection (the “Ministry”) inspected our premises and issued a warning related to an alleged breach of the Clean Air Law and a warning related to the Hazardous Materials Law (1993).

In July 2022, we received a notification from the Ministry about its intention to impose a penalty of approximately $0.1 million for an alleged breach of the Hazardous Materials Law (1993). Following our response to the notification, the penalty was reduced by 40% and we have paid it.

In January 2023, we received a notification from the Ministry that it intends to impose a penalty of approximately $0.6 million for an alleged breach of the Clean Air Law during the years 2019-2020. We have paid this penalty and recorded a relevant expense in our financial statements. We have filed an administrative appeal to reduce the penalty and get a refund for part of the paid penalty.

During 2022, our permit providing for deviations from the standards for discharges into the municipal sewage system was extended.  There can be no assurance that such extension will be granted in the future.

In October 2023, we received a notice from the Ministry regarding some suspicion of contamination of the soil from a drilling survey that was done in May 2021 at the factory. The Ministry has developed a prioritization model: a computerized questionnaire that helps Ministry assess the levels of risk to the environment and public health in sites where contamination has been identified; prioritize the work of the Ministry's supervisory team; and focus on projects in which the benefit of reducing the risk is greater for the environment and the public. The Ministry requested us to submit such prioritization model until December 15, 2023 which was extended until February 15, 2024. On January 24, 2024, representatives of the Ministry visited the Company's facility and told us an additional survey of the soil and groundwater in the facility area would be required. We expect to receive further written instructions from the Ministry.

Israel Location Risks

Our offices are located in Israel. Conditions in Israel, including conditions affected by the recent attack by Hamas and other terrorist organizations and Israel’s war against them, may affect our operations.

Our offices are located in Petach Tikva, Israel. Thus, political, economic, and military conditions in Israel may directly affect our business. On October 7, 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Hamas also launched extensive rocket attacks on the Israeli population and industrial centers located along Israel’s border with the Gaza Strip and in other areas within the State of Israel. Following the attack, Israel’s security cabinet declared war against Hamas and the Israeli military began to call-up reservists for active duty. At the same time, and because of the declaration of war against Hamas, the clash between Israel and Hezbollah in Lebanon has escalated and there is a possibility that it will turn into a greater regional conflict in the future.

As of today, these events have had no material impact on our operations. According to the recent guidelines of the Israeli government, our offices are open and functioning as usual. Eltek holds the status of an Essential Enterprise as designated by the Israeli government, granting us permission to operate around the clock, 365 days a year, as needed. However, if the war escalates and expands to the northern border with Lebanon, the Israeli government may potentially impose additional restrictions on movement and travel, and our management and employees’ ability to effectively perform their daily tasks might be temporarily disrupted, which may result in delays in some of our projects.

We currently have enough supply of materials for our regular operations. While there may be some possible delays in supply, we do not currently anticipate such delays to be material to our operations. However, if the war continues for a significant amount of time, this situation may change.

Any hostilities involving Israel, terrorist activities, political instability or violence in the region, or the interruption or curtailment of trade or transport among Israel and its trading partners could make it more difficult for us to raise capital, if needed in the future, and adversely affect our operations and results of operations and the market price of our Ordinary Shares.

Our commercial insurance does not cover losses that may occur as a result of an event associated with the security situation in the Middle East. Although the Israeli government is currently committed to covering the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained or, if maintained, will be sufficient to compensate us fully for damages incurred. Any losses or damages incurred by us could have a material adverse effect on our business, financial condition, and results of operations.

Further, many Israeli citizens are obligated to perform several days, and in some cases, more, of annual military reserve duty each year until they reach the age of 40 (or older for certain reservists) and, in the event of a military conflict, may be called to active duty. In response to the series of attacks on civilian and military targets in October 2023, there have been significant call-ups of military reservists. Currently, only a few of the Company’s employees have been called up to military service, none of whom are in management positions. However, if the number of reservists in our Company increases and becomes significant, our operations could be disrupted by such call-ups.

Any armed conflicts, terrorist activities or political instability in the region could adversely affect business conditions, could harm our results of operations and the market price of our Ordinary Shares, and could make it more difficult for us to raise capital. Parties with whom we do business may sometimes decline to travel to Israel during periods of heightened unrest or tension, forcing us to make alternative arrangements, when necessary, in order to meet our business partners face to face.

The intensity and duration of Israel’s current war against Hamas is difficult to predict at this stage, as are such war’s economic implications on our business and operations and on Israel’s economy in general. However, if the war extends for a long period of time or expands to other fronts, such as Lebanon, Syria and the West Bank, our operations may be harmed.

It is currently not possible to predict the duration or severity of the ongoing conflict or its effects on our business, operations and financial condition. The ongoing conflict is rapidly evolving and developing, and could disrupt our business and operations, and adversely affect our ability to raise additional funds or sell our securities, among other impacts.

DIVIDEND POLICY

In November 2022, our board of directors declared the Company’s first cash dividend, in the amount of $0.17 per share and approximately $1 million in the aggregate. The dividend was paid in US dollars on December 19, 2022, to all of the Company’s shareholders of record as of December 12, 2022. In November 2023, our board of directors declared another cash dividend in the amount of $0.22 per share and in the aggregate an amount of approximately $1.3 million. The dividend is payable on December 21, 2023, in US dollars, to all of the Company's shareholders of record as of December 13, 2023. The dividend is subject to a withholding tax at the rate of 25%.

Prior to such distributions, we had never declared or paid any cash dividends to our shareholders. Any future dividend policy will be determined by our board of directors and will be based upon conditions then existing, including our results of operations, financial condition, current and anticipated cash needs, contractual restrictions and other conditions.

In addition, the distribution of dividends is limited by the Israeli Companies Law, 5759-1999. According to the Israeli Companies Law, a company may distribute dividends out of its profits provided that there is no reasonable concern that such dividend distribution will prevent the company from paying all its current and foreseeable obligations, as they become due.  Notwithstanding the foregoing, dividends may be paid even if not out of profits, with the approval of a court, provided that there is no reasonable concern that such dividend distribution will prevent the company from satisfying its current and foreseeable obligations, as they become due.  Profits, for purposes of the Israeli Companies Law, means the greater of retained earnings or earnings accumulated during the preceding two years, after deducting previous distributions that were not deducted from the surpluses.  In the event cash dividends are declared, such dividends will be paid in NIS, and will be subject to applicable Israeli withholding taxes.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of ordinary shares in this offering are expected to be approximately $9,200,000, after deducting estimated offering expenses payable by us.

 We intend to use the net proceeds from the sale of the securities offered under this prospectus supplement to strategically invest in the expansion of our production capabilities and for general corporate purposes including working capital.

Our management will have broad discretion in the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not result in our being profitable or increase our market value.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2023:

●	on an actual basis; and

●	on an as-adjusted basis to give effect to the issuance and sale of 625,000 ordinary shares by us in this offering at the offering price of $16.00 per ordinary share.

You should read this table in conjunction with the section titled “Item 5. Operating and Financial Review and Prospects” of our 2022 Annual Report and our financial statements and related notes included in our 2022 Annual Report, incorporated by reference herein.

	As of September 30, 2023
	Actual (audited)	As adjusted (unaudited)
	(U.S. Dollars, in thousands)
Cash and cash equivalents	$11,305	20,505

Total liabilities	$17,513	17,513
Equity:
Ordinary Shares, nominal value NIS 3.00 per share:
10,000,000 Ordinary Shares authorized; 5,913,965
Ordinary Shares issued on an actual basis and ;
6,538,965 Ordinary Shares outstanding as adjusted	5,358	5,867
Additional paid-in capital	$23,137	31,828
Cumulative foreign currency translation adjustments	(635)	(635)
Capital reserve	1,753	1,753
Accumulated deficit	(4,851)	(4,851)
Total shareholders’ equity	$24,762	33,962
Total capitalization and indebtedness	$42,275	51,475

DILUTION

If you invest in the ordinary shares in this offering, you will experience immediate dilution to the extent of the difference between the offering price of the ordinary shares in this offering and the pro forma as adjusted net tangible book value per ordinary shares immediately after the offering.

Our net tangible book value as of September 30, 2023 was $24.9 million, or approximately $4.20  per ordinary share. Net tangible book value per ordinary share represents the amount of our total tangible assets, excluding the net tangible assets attributable to non-controlling interests, less total liabilities divided by the total number of our ordinary shares outstanding as of September 30, 2023.

After giving effect to the issuance and sale in this offering of 625,000 ordinary shares at the offering price of $16.00 per ordinary share and after deducting the placement agent fees and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value on September 30, 2023, would have been approximately $34.1 million, or $5.21 per ordinary share. This represents an immediate dilution in the pro-forma as adjusted net tangible book value of $10.79 per ordinary share to the investor purchasing shares in this offering.

The following table illustrates this dilution on a per share basis:

Offering price per ordinary share		$16.00
Net tangible book value per ordinary share as of September 30, 2023	$4.20
Increase in pro forma as adjusted net tangible book value per ordinary share attributable after this offering		$1.01
Pro forma as adjusted net tangible book value per ordinary share after giving effect to this offering		$5.21
Dilution per ordinary share to the investors in this offering		$10.79

The above calculation is based on 5,913,965 ordinary shares outstanding as of September 30, 2023.

To the extent that any outstanding options for ordinary shares are exercised or there are additional issuances of options, warrants for ordinary shares or issuance of ordinary shares in the future, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe that we have sufficient funds for our current and future operating plans. To the extent that additional capital is raised through the sale of equity, the issuance of those securities could result in further dilution to the holders of our ordinary shares.

DESCRIPTION OF SECURITIES WE ARE OFFERING

The material terms and provisions of our ordinary shares are described under the heading “Description of Ordinary Shares” in the accompanying prospectus.

UNDERWRITING

ThinkEquity is acting as representative of the underwriters, or the Representative. On February 12, 2024, we entered into an underwriting agreement with the Representative, or the Underwriting Agreement. Subject to the terms and conditions of the Underwriting Agreement, we have agreed to sell, and each underwriter named below has severally agreed to purchase, the number of ordinary shares listed next to each underwriter’s name in the following table, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus.

Underwriters	Number of ordinary shares
ThinkEquity LLC	625,000

Total	625,000

The underwriters have committed to purchase of 625,000 ordinary shares offered by us in this offering. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the Underwriting Agreement. Furthermore, pursuant to the Underwriting Agreement, the underwriters’ obligations are subject to customary conditions, representations, and warranties, such as receipt by the underwriters of officers’ certificates and legal opinions.

The underwriters are offering the ordinary shares subject to prior sale when, as, and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions. The underwriters reserve the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part.

The underwriters propose to offer the ordinary shares to the public at the public offering price set forth on the cover of the prospectus. After the ordinary shares are released for sale to the public, the underwriters may from time to time change the offering price and other selling terms.

Discounts and Commissions

The Representative has advised that the underwriters propose to offer the ordinary shares to the public at the public offering price per share set forth on the cover page of this prospectus. The underwriters may offer the ordinary shares to securities dealers at that price less a concession of not more than $0.96 per share.

The following table summarizes the public offering price, underwriting discounts and commissions, and proceeds to us before expenses.

Per Share
Public offering price	$16.00
Underwriting discount (6%)	$0.96
Proceeds, before expenses, to us	$15.04

We have paid an expense deposit of $25,000 to the Representative, which will be applied against the Representative’s accountable out-of-pocket expenses (in compliance with FINRA Rule 5110(g)(4)) that are payable by us in connection with this offering. We have agreed to reimburse the Representative for the fees and expenses of its legal counsel in connection with the offering in an amount not to exceed $75,000.

We expect that the expenses of this offering payable by us, not including underwriting discounts and commissions, will be approximately $200,000.

Listing on The Nasdaq Capital Market

Our ordinary shares trade on the Nasdaq Capital Market under the symbol “ELTK.”

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, we and our executive officers, directors and certain holders of 5% or more of the outstanding ordinary shares as of the date of this prospectus have agreed, for a period of 60 days from the date of this prospectus, subject to certain exceptions, not to engage in any of the following, whether directly or indirectly, without the Representative’s consent: offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, our ordinary shares or any securities convertible into or exercisable or exchangeable for our ordinary shares, or the Lock-Up Securities; enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities; make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Lock-Up Securities; enter into any transaction, swap, hedge, or other arrangement relating to any Lock-Up Securities, subject to customary exceptions; or publicly disclose the intention to do any of the foregoing.

Indemnification

We have agreed to indemnify the underwriters against liabilities relating to this offering that may arise under the Securities Act and from any breach of the representations and warranties contained in the Underwriting Agreement. We have further agreed to contribute to payments that the underwriters may be required to make for these liabilities.

Electronic Offer, Sale and Distribution of Shares

This prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Offer Restrictions Outside of the United States

Other than in the United States, no action has been taken that would permit a public offering of our ordinary shares in any jurisdiction where action for the purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that country or jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

Canada

The ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area—Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities. An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●
to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43 thousand (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50 thousand (as shown on its last annual unconsolidated or consolidated financial statements);

●
to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the company or any underwriter for any such offer; or

●
in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1;and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, or “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●
to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

●
Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●
made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comiss&abreve;o do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to the company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids, and purchases to cover positions created by short sales. Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the Representative to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our ordinary shares or preventing or retarding a decline in the market price of our ordinary shares. As a result, the price of our ordinary shares in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our ordinary shares. These transactions may be affected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Other Relationships

The underwriters and their affiliates may in the future provide various advisory, investment and commercial banking and other services for us in the ordinary course of business, for which they may receive customary fees and commissions. However, we have not yet had, and have no present arrangements with any of the underwriters for any further services.

LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered ordinary shares under Israeli law will be passed upon for us Amit, Pollak, Matalon & Co., Tel-Aviv, Israel. Certain legal matters with respect to U.S. federal securities law will be passed upon for us by Carter Ledyard & Milburn LLP, New York, New York. Sullivan & Worcester LLP, New York, New York, is acting as counsel to the underwriters.

EXPERTS

Our consolidated financial statements as of December 31, 2022 and 2021 and for each of the three years ended December 31, 2022, incorporated in this prospectus by reference to our annual report on Form 20-F for the year ended December 31, 2022, as amended, have been audited by Brightman Almagor Zohar & Co., a firm in the Deloitte Global Network, an independent registered public accounting firm, as stated in their report, incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F, with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

This prospectus supplement and reports and other information are filed by us with, or furnished to, the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file or furnish annual and current reports and other information with the SEC (File Number 001-36187). These filings and other submissions contain important information that does not appear in this prospectus supplement. The SEC allows us to “incorporate by reference” information in this prospectus supplement, which means that we can disclose important information to you by referring you to other documents that we have filed or furnished with or to the SEC and such information incorporated by reference is then considered to be part of this prospectus supplement.

We incorporate by reference in this prospectus the documents listed below and all amendments or supplements to such documents that we may file or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act:

•	Our 2022 annual report as amended;

•	the description of our ordinary shares contained in our Annual Report on Form 20-F for the year ended December 31, 2022; and

•
Our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on March 23, 2023, May 9, 2023, May 18, 2023 (excluding the quotes in Exhibit 99.1 thereto), June 21, 2023, June 27, 2023, August 8, 2023, August 14, 2023, August 21, 2023 (excluding the quotes in Exhibit 99.1 thereto), August 21, 2023, September 12, 2023, September 19, 2023, November 8, 2023, November 16, 2023 (excluding the quotes in Exhibit 99.1 thereto), November 20, 2023, November 28, 2023, December 18, 2023 and January 29, 2024.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to our headquarters, which are currently located at 20 Ben Zion Gelis Street, Sgoola Industrial Zone, Petach Tikva 4927920, Israel, telephone number +972-3-9395025.

P R O S P E C T U S

ELTEK LTD. $20,000,000 Ordinary Shares Warrants Units

Our ordinary shares currently trade on the Nasdaq Capital Market under the symbol “ELTK”.  On July 26, 2022, the last reported sale price of our ordinary shares on the Nasdaq Capital Market was $4.11 per share. We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek listing of any such securities, a prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed and the date when we expect trading to begin.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and the documents incorporated or deemed to be incorporated by reference carefully before you make your investment decision.

We will sell these securities directly to our shareholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions, or discounts. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus on page 7.

The aggregate market value of our outstanding Ordinary Shares held by non-affiliates on July 26, 2022, as calculated in accordance with General Instruction I.B.5. of Form F-3, was approximately $7.3 million. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell securities pursuant to this prospectus with a value of more than one-third of the aggregate market value of our Ordinary Shares held by non-affiliates in any 12-month period, so long as the aggregate market value of our Ordinary Shares held by non-affiliates is less than $75,000,000.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 5 AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY.

NONE OF THE U.S. SECURITIES AND EXCHANGE COMMISSION, THE ISRAELI SECURITIES AUTHORITY OR ANY STATE SECURITIES COMMISSION HAVE APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August 5, 2022.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operation and prospects may have changed since that date.

In this prospectus, “we”, “us”, “our”, the “Company” and “Eltek” refer to Eltek Ltd. and its subsidiaries.

All references to “dollars” or “$” in this prospectus are to U.S. dollars, and all references to “shekels” or “NIS” are to New Israeli Shekels.

FORWARD‑LOOKING STATEMENTS

Some of the statements contained in this prospectus and the documents incorporated by reference are forward-looking statements. Forward-looking statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements about:

•	statements of expected future economic performance;
•	the future impact of the Coronavirus on the economy and our operations;
•	product and technology development and rapid technological change;
•	the potential attributes and benefit of our products and their competitive position;
•	our estimates regarding expenses, future revenues, capital requirements and our need for additional financing;
•	statements of our plans and objectives;
•	statements regarding the capabilities of our business operations;
•	statements regarding competition in our market; and
•	assumptions underlying statements regarding us or our business.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•	We have a history of operating losses and may not be able to achieve and sustain long term profitable operations. We may not have sufficient resources to fund our operations in the future.

•	We may require additional capital in the future, which may not be available to us.

•	The spread of novel strain of coronavirus, COVID-19, may adversely affect our business operations and financial condition.

•	We are dependent on one-of-a-kind machinery that may malfunction and may not be easily replaced.

•	Because competition in the PCB market is intense, our business, operating results and financial condition may be adversely affected.

•	Rapid changes in the Israeli and international electronics industries and recessionary pressures may adversely affect our business.

•	Our products and product components need to meet certain industry standards.

•	Key customers account for a significant portion of our revenues. The loss of a key customer would have an adverse impact on our business results.

•
We are dependent upon a select number of suppliers for timely delivery of key raw materials and the loss of one or more of these suppliers or delays in supply of these raw materials would adversely affect our manufacturing ability.  If these suppliers delay or discontinue the manufacture or supply of these raw materials, we may experience delays in production and shipments, increased costs and cancellation of orders for our products.

•	Our results of operations may be adversely affected by currency fluctuations.

•	Unfavorable national and global economic conditions could adversely affect our business, operating results and financial condition.

•	We are subject to environmental laws and regulations. Compliance with those laws and regulations requires us to incur costs and we are subject to fines or other sanctions for non-compliance.

•
We have in the past been, and currently are, subject to claims and litigation relating to environmental matters.  If we are found to be in violation of environmental laws, we could be liable for damages and costs of remediation and may be subject to a halt in production, which may adversely affect our business, operating results and financial condition.

•	We may fail to be in compliance with financial covenants in our loan agreements.

•	We may not succeed in our efforts to expand our activity in the U.S. and other foreign markets. If we are unsuccessful, our future revenues and profitability would be adversely affected.

•
We may be subject to the requirements of the National Industrial Security Program Operating Manual for our facility security clearance, which is a prerequisite to our ability to work on classified contracts for the U.S. government.

•	We may encounter difficulties with our international operations and sales that may have a material adverse effect on our sales and profitability.

•
Compliance with the conditions of a new business permit issued to us in 2018, if required, may be costly. We may become subject to certain sanctions, including significant fines, criminal proceedings and in an unlikely event an order shutting down our factory.

•	Damage to our manufacturing facilities due to fire, natural disaster, or other events could materially adversely affect our business, financial condition, and results of operations.

•	Our quarterly operating results fluctuate significantly. Results of operations in any period should not be considered indicative of the results to be expected for any future period.

•
Our products and related manufacturing processes are often highly complex and therefore we may be delayed in product shipments. Our products may at times contain manufacturing defects, which may subject us to product liability and warranty claims. Our operating margins may be affected as a result of price increases for our principal raw materials.

•
Increasing scrutiny and changing expectations from investors, lenders, customers and other market participants with respect to our Environmental, Social and Governance policies may impose additional costs on us or expose us to additional risks.

•	We compete with PCB manufacturers in Asia whose manufacturing costs are lower than ours.

•
We may fail to maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, which could have a material adverse effect on our operating results, investor confidence in our reported financial information, and the market price of our ordinary shares.

•	We are required to comply with “conflict minerals” rules which impose costs on us, may make our supply chain more complex, and could adversely impact our business.

•	Increased regulation associated with climate change and greenhouse gas emissions could impose significant additional costs on operations.

•
Obstacles in our transition to a new enterprise resource planning system may adversely affect our business and results of operations and the effectiveness of our internal control over financial reporting.

•	Breaches of network or information technology security, natural disasters or terrorist attacks could have an adverse effect on our business.

•	Technological change may adversely affect the market acceptance of our products.

•	The measures we take in order to protect our intellectual property may not be effective or sufficient.

•	Claims that our products infringe upon the intellectual property of third parties may require us to incur significant costs.

•	If our workforce will be represented by a labor union we could incur additional costs or experience work stoppages as a result of the renegotiation of our labor contracts.

•	From time to time, we may be named as a defendant in actions involving the alleged violation of labor laws related to employment practices, wages and benefits.

•
Under current Israeli law, we may not be able to enforce covenants not to compete and therefore may be unable to prevent our competitors from benefiting from the expertise of some of our former employees.

•	We depend on key personnel for the success of our business.

•	Our ability to have access to insurance programs for directors and officers may be curtailed, which may adversely affect our ability to retain and attract directors and officers.

•	Our share price has been volatile in the past and may continue to be susceptible to significant market price and volume fluctuations in the future.

•	The voting interest of Mr. Nissan, individually and through Nistec Golan, our controlling shareholder, may conflict with the interests of other shareholders.

•	We may in the future be classified as a passive foreign investment company, or PFIC, which would subject our U.S. investors to adverse tax rules.

•	We do not expect to distribute dividends in the foreseeable future.

•	Political, economic and military instability in Israel may disrupt our operations and negatively affect our business condition, harm our results of operations and adversely affect our share price.

•	Our results of operations may be negatively affected by the obligation of our personnel to perform military reserve service.

•	Service and enforcement of legal process on us and our directors and officers may be difficult to obtain.

•	Provisions of Israeli law may delay, prevent or make difficult an acquisition of us, which could prevent a change of control and therefore impact the price of our shares.

•	The rights and responsibilities of our shareholders are governed by Israeli law and differ in some respects from the rights and responsibilities of shareholders under U.S. law.

•	The termination or reduction of tax and other incentives that the Israeli government provides to domestic companies may increase the costs involved in operating a company in Israel.

The ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks and events. We discuss our known material risks in the section entitled “Risk Factors” on page 5  of this prospectus and on page 1 in our annual report on Form 20-F for the year ended December 31, 2021 incorporated by reference herein. Many factors could cause our actual results to differ materially from the forward-looking statements. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

SUMMARY

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this process, we may sell from time to time any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $20,000,000 (or the equivalent denominated in foreign currencies or foreign currency units), from time to time, sell in one or more offerings.  This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement.  For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, and may also contain information about any material federal income tax considerations relating to the securities covered by the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This summary may not contain all the information that may be important to you. You should read this entire prospectus, including the financial data and related notes incorporated by reference in this prospectus, before making an investment decision. This summary contains forward‑looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward‑looking statements. Factors that might cause or contribute to such differences include those discussed in “Risk Factors” and “Forward‑Looking Statements.”

Eltek Ltd.

We are a global manufacturer and supplier of technologically advanced solutions in the field of printed circuit boards (PCBs) and is a leading company is the Israeli industry. PCBs are the core circuitry of most electronic devices. Eltek specializes in the manufacture and supply of complex and high-quality PCBs, HDI, multilayered and flex-rigid boards for the high-end market. Eltek is ITAR compliant and has AS-9100 and NADCAP Electronics certifications. Its customers include leading companies in the defense, aerospace and medical industries in Israel, the United States, Europe and Asia.

We were founded in 1970 and are incorporated under the laws of the State of Israel. Our headquarters, R&D, production and marketing center are located in Israel. We also operate through a marketing subsidiary in North America and by agents and distributors in Europe, India and South Africa. Our principal executive offices are located at 20 Ben Zion Gelis Street, Sgoola Industrial Zone, Petach -Tikva 4927920, Israel, and our telephone number is +972-3-9395025. Our agent for service of process in the United States is Eltek USA, Inc., located at 250 Commercial Street, Suite 3010, Manchester, NH 03101, and its telephone number is (603) 965-4321. Our website address is http://www.nisteceltek.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein. We have included our website address in this prospectus solely for informational purposes.

RISK FACTORS

An investment in our securities involves a high degree of risk. Our business, financial condition or results of operations could be adversely affected by any of these risks. If any of these risks occur, the value of our ordinary shares and our other securities may decline. You should carefully consider the risk factors discussed under the caption “Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2021.

Recent Events

On June 14, 2022, a fire broke out in one of the production rooms in our plant in Petach-Tikva. The fire, which damaged part of the production line located in that room, was extinguished without any casualties. We are utilizing an alternative production line to complete our production process while continuing our efforts to complete the repair of the damaged production line. We are in communication with our customers in order to prioritize deliveries and avoid critical delays. While we are attempting to minimize delays of our product deliveries, not being able to do so for a significant period of time, may have a material adverse effect on our business, financial condition and results of operations.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include working capital expenditures, capital expenditures, repayment of debt, acquisitions and investments.  Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

DESCRIPTION OF ORDINARY SHARES

Our authorized share capital consists of 10,000,000 ordinary shares, nominal value of NIS 3.00 per share. All outstanding ordinary shares are validly issued and fully paid.

For a description of our ordinary shares, please refer to Exhibit 2.2 to our Annual Report on Form 20-F for the year ended December 31, 2021, which is incorporated by reference herein.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ordinary shares in one or more series together with other securities or separately, as described in the applicable prospectus supplement.  Below is a description of certain general terms and provisions of the warrants that we may offer.  Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount, and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for ordinary shares and the number of ordinary shares to be received upon exercise of the warrants;

•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•
whether the warrants will be issued in fully registered form or bearer form, in definitive or global form, or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, or other agents, if any;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the ordinary shares will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any other time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement will describe:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer warrants, see the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference”. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

We may sell the securities included in this prospectus from time to time in one or more transactions, including without limitation:

•	through agents;

•	to or through one or more underwriters on a firm commitment or agency basis;

•	through put or call option transactions relating to the securities;

•	through broker-dealers (acting as agent or principal);

•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

•	through any other method permitted pursuant to applicable law; or

•	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or  prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain jurisdictions, if applicable, the securities sold under this prospectus may only be sold through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on NASDAQ or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

 If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we and the underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us or the selling shareholders to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•
A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•
A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange, if the securities are listed on that exchange, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents.  If we engage in at-the-market sales pursuant to a distribution agreement, we will sell our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares sold will be sold at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or warrants. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any re-sales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us, or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

FOREIGN EXCHANGE CONTROLS AND OTHER LIMITATIONS

Non-residents of Israel who purchase our ordinary shares may freely convert all amounts received in Israeli currency in respect of such ordinary shares, whether as a dividend, liquidation distribution or as proceeds from the sale of the ordinary shares, into freely-repatriable non-Israeli currencies at the rate of exchange prevailing at the time of conversion (provided in each case that the applicable Israeli income tax, if any, is paid or withheld with respect to such amounts or an exemption has been obtained).

 Israeli law and regulations do not impose any material foreign exchange restrictions on non‑Israeli holders; however, reporting requirements regarding certain foreign currency transactions remain in effect, and currency controls can be imposed by administrative action at any time under existing law.

The State of Israel does not restrict in any way the ownership or voting of our ordinary shares by non-residents of Israel, except with respect to subjects of countries that are in a state of war with Israel.

AUTHORIZED REPRESENTATIVE

Our authorized representative in the United States for this offering as required pursuant to Section 6(a) of the Securities Act of 1933, is Eltek USA Inc., 250 Commercial Street, Suite 3010 Manchester, New Hampshire, 03101.

OFFERING EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fee	$642
FINRA filing fee	*
Legal fees and expenses	$35,000
Accountants’ fees and expenses	$55,000
Printing fees	$9,000
Miscellaneous	$5,000
Total	$104,642

*  These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

LEGAL MATTERS

Amit, Pollak, Matalon & Co., Tel-Aviv, Israel will pass upon the validity of our ordinary shares and other matters of Israeli law for us with respect to securities offered by this prospectus and any accompanying prospectus supplement. Carter Ledyard & Milburn LLP, New York, New York, will be passing upon matters of United States law for us with respect to securities offered by this prospectus and any accompanying prospectus supplement.  Additional legal matters may be passed upon for us, any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements appearing in our Annual Report on Form 20-F as of  December 31, 2021 and 2020 and the two years then ended, incorporated by reference in this prospectus, have been audited by Brightman Almagor Zohar & Co., an independent registered public accounting firm, a member of Deloitte Global Network, as stated in their report.  Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements appearing in our Annual Report on Form 20-F for the year ended December 31, 2019 have been audited by Kost, Forer, Gabbay & Kasierer, an independent registered public accounting firm and a member of Ernst & Young Global, as set forth in its reports thereon, included therein, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities offered by this prospectus. This prospectus and any accompanying prospectus supplement do not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including its exhibits and schedules, for further information about us and the securities we may offer. Statements we make in this prospectus and any accompanying prospectus supplement about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the office of the SEC and may be inspected without charge.

We are subject to the information reporting requirements of the Exchange Act. Under the Exchange Act, we are required to file annual and special reports and other information with the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov.

We maintain a corporate website at www.eltek.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual and special reports and other information with the Commission (File Number 000-28884).  These filings contain important information which does not appear in this prospectus. The Commission allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the Commission.  We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the Commission on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered.

•	our annual report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on March 23, 2022;

•	our report on Form 6-K furnished to the SEC on May 18, 2022 and June 15, 2022; and

•	the description of our ordinary shares contained in our Annual Report on Form 20-F for the year ended December 31, 2021.

In addition, we may incorporate by reference into this prospectus our reports on Form 6-K filed after the date of this prospectus (and before the time that all of the securities offered by this prospectus have been sold or de-registered) if we identify in the report that it is being incorporated by reference in this prospectus.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference.  Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests Eltek Ltd., at 20 Ben Zion Gelis Street, Sgoola Industrial Zone, Petach-Tikva 4927920, Israel Attn: Ron Freund, Chief Financial Officer, telephone number +972-3-939-5023. You may also obtain information about us by visiting our website at www.nisteceltek.com. Information contained in our website is not part of this prospectus.

We are an Israeli company and are a “foreign private issuer” as defined in Rule 3b-4 under the Securities Exchange Act of 1934, or Exchange Act.  As a result, (i) our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act, (ii) transactions in our equity securities by our officers, directors and principal shareholders are exempt from Section 16 of the Exchange Act; and (iii) we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We make available to our shareholders an annual report containing financial statements that have been examined and reported on, with an opinion expressed by, an independent registered public accounting firm.  Since November 4, 2002, we have been making all required filings with the Commission electronically, and these filings are available via the Internet at the Commission’s website at http://www.sec.gov.

ENFORCEABILITY OF CIVIL LIABILITIES

Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, most of whom reside outside the United States, may be difficult to obtain within the United States.  Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Amit, Pollak, Matalon & Co., Advocates, our legal counsel in Israel that it may be difficult to initiate an action with respect to U.S. securities laws claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws because Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. There is little binding case law in Israel addressing these matters. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact by expert witnesses, which can be a time-consuming and costly process. Matters of procedure may also be governed by Israeli law.

We have irrevocably appointed Eltek USA Inc., as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which is non-appealable, including a judgment based upon the civil liability provisions of the Securities Act or the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

•	the judgment was rendered by a court of competent jurisdiction, according to the laws of the state in which the judgment is given;

•	the judgment may no longer be appealed;

•
the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted and the judgment is not contrary to public policy of Israel; and

•	the judgment is executory in the state in which it was given.

Even if such conditions are met, an Israeli court may not declare a foreign civil judgment enforceable if:

•	the prevailing law of the foreign state in which the judgment is rendered does not allow for the enforcement of judgments of Israeli courts (subject to exceptional cases);

•	the defendant did not have a reasonable opportunity to be heard and to present his or her evidence, in the opinion of the Israeli court;

•	the enforcement of the civil liabilities set forth in the judgment is likely to impair the security or sovereignty of Israel;

•	the judgment was obtained by fraud;

•	the judgment was rendered by a court not competent to render it according to the rules of private international law prevailing in Israel;

•	the judgment conflicts with any other valid judgment in the same matter between the same parties; or

•	an action between the same parties in the same matter was pending in any Israeli court or tribunal at the time at which the lawsuit was instituted in the foreign court.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

ELTEK LTD.

$20,000,000
Ordinary Shares
Warrants
Units
____________________________

PROSPECTUS

____________________________

You should rely only on the information incorporated by reference or provided in this prospectus and in any accompanying prospectus supplement.  We have not authorized anyone to provide you with different information.  We are not making any offer to sell or buy any of the securities in any state where the offer is not permitted.  You should not assume that the information in this prospectus is accurate as of any date other than the date that appears below.

August 5, 2022

625,000 Ordinary Shares

Eltek Ltd.

PROSPECTUS SUPPLEMENT
ThinkEquity

February 12, 2024